EXHIBIT 99.1

                                  NEWS RELEASE

FOR:                       Trump Entertainment Resorts, Inc. (OTCBB: DJTE.OB)
CONTACT:                   Rhona Graff, The Trump Organization, (212) 832-2000
FOR IMMEDIATE RELEASE:     Wednesday, July 6, 2005


                         JAMES B. PERRY APPOINTED CEO OF
                        TRUMP ENTERTAINMENT RESORTS, INC.

     NEW YORK, NY - Donald J. Trump, the Chairman and largest stockholder of Trump Entertainment Resorts, Inc. (OTCBB: DJTE.OB) (the "Company"), has announced today that after careful consideration of several candidates, he has appointed James B. Perry as the Chief Executive Officer of the Company.

     Mr. Perry has had a long and distinguished career in the casino and other businesses, including being CEO and President of Argosy Gaming Company. Perry recruited and a led a management team during a period of enormous growth, resulting in Argosy's recognition as the premier riverboat operator in the nation and the naming of Perry as the "CEO of the Year" in the gaming industry. During Perry's tenure at Argosy, the company grew its revenues and cash flow dramatically, implemented free cash flow discipline to manage capital and growth opportunities, and raised over a billion dollars in the public markets to finance the expansion of the company. Perry retired as CEO in 2003, remaining a member of the Board of Directors.

     Mr. Trump stated, "My search for a Chief Executive Officer resulted in a highly competitive process in which many outstanding candidates were considered. I am happy to select Jim. He is a perfect fit for our company - a company which has a chance to be a truly outstanding one. I look forward to working with him so that it can be brought to new heights."

     Mr. Perry stated, "I am honored by the confidence Mr. Trump and the Board have placed in me. I am excited about the opportunity to reestablish the company as a leading casino operator, to continue to strengthen the balance sheet, and to capitalize on the world-wide prominence of the Trump brand."

     The Board of Directors of the Company has unanimously approved the appointment.

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About Our Company:
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     Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates four properties. The Company's assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City's Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.

                PSLRA Safe Harbor for Forward-Looking Statements
                      and Additional Available Information

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

     All statements, trend analysis and other information contained in this release relative to the Company's or its subsidiaries' performance, trends in the Company's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc.., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

     Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

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